FIRST TRUST EXCHANGE-TRADED FUND II

FIRST TRUST EXCHANGE-TRADED FUND III

FIRST TRUST EXCHANGE-TRADED FUND IV

FIRST TRUST EXCHANGE-TRADED FUND V

FIRST TRUST EXCHANGE-TRADED FUND VI

FIRST TRUST EXCHANGE-TRADED FUND VII

FIRST TRUST EXCHANGE-TRADED FUND VIII

FIRST TRUST EXCHANGE-TRADED ALPHADEX FUND

FIRST TRUST EXCHANGE-TRADED ALPHADEX FUND II

FIRST TRUST SERIES FUND

FIRST TRUST VARIABLE INSURANCE TRUST

MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND

FIRST TRUST SENIOR FLOATING RATE INCOME FUND II

FIRST TRUST ENERGY INCOME AND GROWTH FUND

FIRST TRUST ENHANCED EQUITY INCOME FUND

FIRST TRUST/ABRDN GLOBAL OPPORTUNITY INCOME FUND

FIRST TRUST MORTGAGE INCOME FUND

FIRST TRUST SPECIALTY FINANCE AND FINANCIAL OPPORTUNITIES FUND

FIRST TRUST HIGH INCOME LONG/SHORT FUND

FIRST TRUST ENERGY INFRASTRUCTURE FUND

FIRST TRUST MLP AND ENERGY INCOME FUND

FIRST TRUST INTERMEDIATE DURATION PREFERRED & INCOME FUND

FIRST TRUST NEW OPPORTUNITIES MLP & ENERGY FUND

FIRST TRUST HIGH YIELD OPPORTUNITIES 2027 TERM FUND

POWER OF ATTORNEY

Know All Men By These Presents, that the undersigned, a trustee of the above referenced organizations, hereby constitutes and appoints James A. Bowen, W. Scott Jardine, James M. Dykas, Kristi A. Maher and Eric F. Fess and each of them (with full power to each of them to act alone) her true and lawful attorney-in-fact and agent, for her on her behalf and in her name, place and stead, in any and all capacities, to sign and file one or more Registration Statements on Form N-1A or Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, including any amendment or amendments thereto, including any Registration Statement filed pursuant to Rule 462, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of securities thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned trustee of the above-referenced organizations has hereunto set her hand this 11th day of September, 2023.

/s/ Bronwyn Wright

Bronwyn Wright

State of Illinois	)
) SS.
County of DuPage	)

On this 11th day of September, 2023, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be her voluntary act and deed for the intent and purposes therein set forth.

/s/ Sandra K. Streit

Notary Public, State of Illinois
My Commission Expires: 5/28/2025